     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 23, 1998
                                                        Registration No. 333-
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                   ---------

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                                   ---------

                          RENTAL SERVICE CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           DELAWARE                                         33-0569350
  (STATE OR OTHER JURISDICTION                           (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NO.)

 6929 EAST GREENWAY PARKWAY, SUITE 200
          SCOTTSDALE, ARIZONA                                  85254
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)

                          --------------------------

       THE 1996 EQUITY PARTICIPATION PLAN OF RENTAL SERVICE CORPORATION
                           (FULL TITLE OF THE PLAN)

                          --------------------------

                                MARTIN R. REID
                            CHIEF EXECUTIVE OFFICER
                          RENTAL SERVICE CORPORATION
                     6929 EAST GREENWAY PARKWAY, SUITE 200
                           SCOTTSDALE, ARIZONA 85254
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)
                                (602) 905-3300
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                          --------------------------

                                   COPIES TO

                          ELIZABETH A. BLENDELL, ESQ.
                               LATHAM & WATKINS
                       633 WEST FIFTH STREET, SUITE 4000
                         LOS ANGELES, CALIFORNIA 90071

                                              CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------
                                                                               PROPOSED
                                                             PROPOSED          MAXIMUM
                                            AMOUNT           MAXIMUM          AGGREGATE      AMOUNT OF
                                            TO BE         OFFERING PRICE       OFFERING     REGISTRATION
 TITLE OF SECURITIES TO BE REGISTERED     REGISTERED (1)    PER SHARE (2)     PRICE (2)         FEE
----------------------------------------------------------------------------------------------------------
COMMON STOCK
$.01 PAR VALUE                            1,000,000           $32.91         $32,910,000       $9,709
----------------------------------------------------------------------------------------------------------

(1) The 1996 Equity Participation Plan of Rental Service Corporation (the "1996 Plan") authorizes the issuance of a maximum of 2,000,000 shares. However, 1,000,000 of the shares that may ultimately be issued pursuant to the 1996 Plan have already been registered under the 1996 Plan pursuant to Form S-8 Registration Statement No. 333-22403. Only the 1,000,000 newly authorized shares under the 1996 Plan are being newly registered hereunder, of which 83,810 are subject to presently outstanding options.

(2) For purposes of computing the registration fee only, Pursuant to Rule 457(h), the Proposed Maximum Offering Price Per Share is based upon (A) the weighted average exercise price per share ($22.73) of outstanding options for 83,810 shares and (B) for the remaining 916,190 shares, the average of the high and low prices ($33.84) for the Company's Common Stock, par value $.01, on the New York Stock Exchange on July 21, 1998.

                               Page 1 of 8 pages
                        Exhibit Index appears on page 5

     The contents of the Registration Statement on Form S-8 (Registration No. 333-22403) of Rental Service Corporation (the "Company") relating to 1,000,000 shares of the Company's Common Stock that may be issued under the 1996 Equity Participation Plan of Rental Service Corporation are hereby incorporated by reference herein in its entirety.


Item 8.  Exhibits.
 4.1     Amendment to the 1996 Equity Participation Plan of Rental Service
         Corporation.

 5.1 Opinion of Latham & Watkins as to the legality of the securities being registered.

 23.1    Consent of Ernst & Young LLP.

 23.2    Consent of Latham & Watkins (included in Exhibit 5.1 hereto).

 24      Power of Attorney (included on page 4).

                               Page 2 of 8 pages

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf of the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona on this 23rd day of July, 1998.

                              RENTAL SERVICE CORPORATION

                              By:  /s/ Martin R. Reid
                                 -------------------------
                                   Martin R. Reid
                                   Chairman of the Board and
                                   Chief Executive Officer




                               Page 3 of 8 pages

                               POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints Robert M. Wilson his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.


             SIGNATURE                                 TITLE                                     DATE
------------------------------------   -----------------------------------             --------------------------
/s/ Martin R. Reid                     Chairman of the Board and Chief                      July 22, 1998
------------------------------------   Executive Officer (Principal
Martin R. Reid                         Executive Officer

/s/ Robert M. Wilson                   Chief Financial Officer, Secretary                   July 22, 1998
------------------------------------   and Treasurer (Principal Financial
Robert M. Wilson                       and Accounting Officer)

/s/ William M. Barnum, Jr.             Director                                             July 22, 1998
------------------------------------
William M. Barnum, Jr.

/s/ James R. Buch                      Director                                             July 22, 1998
------------------------------------
James R. Buch

/s/ David P. Lanoha                    Director                                             July 22, 1998
------------------------------------
David P. Lanoha

/s/ Christopher A. Laurence            Director                                             July 22, 1998
------------------------------------
Christopher A. Laurence

/s/ Eric L. Mattson                    Director                                             July 22, 1998
------------------------------------
Eric L. Mattson

/s/ Britton H. Murdoch                 Director                                             July 22, 1998
------------------------------------
Britton H. Murdoch

/s/ John M. Sullivan                   Director                                             July 22, 1998
------------------------------------
John M. Sullivan

                               Page 4 of 8 pages

                               INDEX TO EXHIBITS


  EXHIBIT
  NUMBER                                        DESCRIPTION                                              PAGE
----------    -----------------------------------------------------------------------------           ----------
   *4.1       Amendment to the 1996 Equity Participation Plan of Rental Service Corporation.             6
   *5.1       Opinion of Latham & Watkins as to the legality of the securities being                     7
              registered.
  *23.1       Consent of Ernst & Young LLP.                                                              8
  *23.2       Consent of Latham & Watkins (included in Exhibit 5.1).                                     7
    *24       Power of Attorney (see page 4).                                                            4

__________________________
*   Filed herewith


                               Page 5 of 8 pages